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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
BSD Medical Corporation

We consent to the incorporation by reference in the registration statement on Form S-8 of BSD Medical Corporation, of our report, dated November 29, 2006, with respect to the balance sheet of BSD Medical Corporation as of August 31, 2006, and the related statements of income, stockholders' equity, and cash flows for the years ended August 31, 2006 and 2005, which report appears in the August 31, 2006 annual report on Form 10-KSB of BSD Medical Corporation.



/s/ Tanner LC

Salt Lake City, Utah
May 10, 2007











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